Exhibit 3.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

INTERFACE SECURITY SYSTEMS HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify, pursuant to Section 242 of the DGCL, that:

1.                                      The name of the Corporation is Interface Security Systems Holdings, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 3, 2001.

2.                                      This Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the Board of Directors of the Corporation by unanimous written consent in accordance with the provisions of Section 141(f) of the DGCL and by the stockholders of the Corporation by written consent in accordance with the provisions of Section 228 of the DGCL all in accordance with the provisions of Section 242 of the DGCL.

3.                                      Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation in its entirety.

4.                                      The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, Interface Security Systems Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Michael T. Shaw, its Chief Executive Officer, this 29th day of May, 2014.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By:	/s/ Michael T. Shaw
Michael T. Shaw, Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

FIRST:  The name of the corporation is Interface Security Systems Holdings, Inc. (the “Corporation”).

SECOND:  The street address of the initial registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, postal code 19808, and the name of the Corporation’s initial registered agent at such address is Corporation Service Company.

THIRD:  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 4,680,000, consisting solely of:

70,000 shares of Class A Preferred Stock, $1.00 par value per share (the “Class A Preferred Stock”);

60,000 shares of Class C Preferred Stock, $1.00 par value per share (the “Class C Preferred Stock”);

50,000 shares of Class E Preferred Stock, $1.00 par value per share (the “Class E Preferred Stock”);

3,000,000 shares of Class A Voting Common Stock, $0.01 par value per share (the “Class A Common Stock”); and

1,500,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (the “Class B Common Stock”).

As hereinafter used in this Article Fourth:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Board of Directors” means the board of directors of the Corporation.

“Class A Accrued Preference Amount” means, with respect to each outstanding share of Class A Preferred Stock, the amount that would have accrued on such outstanding share of Class A Preferred Stock assuming dividends accrued cumulatively on a daily basis during each fiscal quarter of the Corporation, beginning on the date of issuance of such share and ending on May 29, 2014, at the rate of 10% per annum on the Class A Preference Amount thereof, with such dividends compounding quarterly on the last day of each fiscal quarter of the Corporation with the effect that an additional dividend would accrue on such shares at the rate of 10% per annum on the amount so compounded. The date on which the Corporation initially issues any share of Class A Preferred Stock will be deemed to be its “date of issuance”, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

“Class A Liquidation Value” has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

“Class A Preference Amount” has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

“Class A Redemption Date” as to any share of Class A Preferred Stock, means the redemption date for such share of Class A Preferred Stock determined pursuant to Part A, Section 1.4 of this Article Fourth.

“Class A Stock” means the Common Stock, the Class A Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Class C Preferred Stock.

“Class A Junior Stock” means the Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Class A Preferred Stock.

“Class C Accrued Preference Amount” means, with respect to each outstanding share of Class C Preferred Stock, the amount that would have accrued on such outstanding share of Class C Preferred Stock assuming dividends accrued cumulatively on a daily basis during each fiscal quarter of the Corporation, beginning on the date of issuance of such share and ending on May 29, 2014, at the rate of 10% per annum on the Class C Preference Amount thereof, with such dividends compounding quarterly on the last day of each fiscal quarter of the Corporation with the effect that an additional dividend would accrue on such shares at the rate of 10% per annum on the amount so compounded.  The date on which the Corporation initially issues any share of Class C Preferred Stock will be deemed to be its “date of issuance”, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

“Class C Liquidation Value” has the meaning set forth in Part A, Section 2.2(a) of this Article Fourth.

“Class C Preference Amount” has the meaning set forth in Part A, Section 2.2(a) of this Article Fourth.

“Class C Redemption Date” as to any share of Class C Preferred Stock, means the redemption date for such share of Class C Preferred Stock determined pursuant to Part A, Section 2.4 of this Article Fourth.

“Class E Accrued Preference Amount” means, with respect to each outstanding share of Class E Preferred Stock, the amount that would have accrued on such outstanding share of Class E Preferred Stock assuming dividends accrued cumulatively on a daily basis during each fiscal quarter of the Corporation, beginning on the date of issuance of such share and ending on May 29, 2014, at the rate of 10% per annum on the Class E Preference Amount thereof, with such dividends compounding quarterly on the last day of each fiscal quarter of the Corporation with the effect that an additional dividend would accrue on such shares at the rate of 10% per annum on the amount so compounded.  The date on which the Corporation initially issues any share of Class E Preferred Stock will be deemed to be its “date of issuance”, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

“Class E Liquidation Value” has the meaning set forth in Part A, Section 3.2(a) of this Article Fourth.

“Class E Preference Amount” has the meaning set forth in Part A, Section 3.2(a) of this Article Fourth.

“Class E Redemption Date” as to any share of Class E Preferred Stock, means the redemption date for such share of Class E Preferred Stock determined pursuant to Part A, Section 3.4 of this Article Fourth.

“Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Debt Documents” means collectively (i) that certain Credit Agreement dated January 18, 2013, by and among the Target, The Greater Alarm Company, Inc., Westec Acquisition Corp., Westec Intelligent Surveillance, Inc., the Guarantors party thereto, the Banks party thereto and Capital One, N.A., as Administrative Agent (the “Credit Agreement”) as further amended, modified and supplemented; (ii) the other Debt Documents (as defined in the Credit Agreement); (iii) that certain Indenture, dated as of January 18, 2013, by and among Interface Security Systems Holdings, Inc., the Target and each of the Guarantors from time to time party thereto; and (iv) any other credit agreement, indenture or other similar document governing the terms of any debt financing extended to the Corporation or one of its Affiliates.

“Disposition Event” means (i) any sale of all or substantially all of the assets of the Corporation or the Target; (ii) any merger or consolidation of the Corporation, or any transaction as a result of which the Corporation is acquired by the purchase of all or substantially all of its Common Stock by a Person other than Interface Master Holdings, Inc., as a result of which, in each such case, the holders of a majority of the Common Stock before such merger, consolidation or sale cease to hold, directly or indirectly, a majority of the common stock of the Corporation or its successor immediately following such merger, consolidation or sale; (iii) any merger or consolidation of the Target (other than a merger or consolidation of the Corporation and the Target), or any transaction as a result of which the Target is acquired by the purchase of all or substantially all of its membership interests, as a result of which, in each such case, the holders of a majority of the membership interests of the Target before such merger, consolidation or sale cease to hold, directly or indirectly, a majority of the membership interests or common stock of the Target or its successor immediately following such merger, consolidation or sale; or (iv) any Qualified Public Offering.

“Liquidation” has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

“Management Repurchase Agreement” means any agreement from time to time entered into between the Corporation and any officer, employee or director of the Corporation entitling or requiring the Corporation to repurchase any shares of Preferred Stock or Common Stock, or options therefor, from such officer, employee or director.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” means, collectively, the Class A Preferred Stock, the Class C Preferred Stock and the Class E Preferred Stock.

“Qualified Public Offering” means the Corporation’s underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock in which not less than $20,000,000 of gross proceeds from such public offering are received by the Corporation for the account of the Corporation.

“Subsidiary” shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity’s directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency or (b) entitled at the time to vote for the election of a majority of such business entity’s directors (or Person exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

“Target” shall mean Interface Security Systems, LLC, a Louisiana limited liability company.

The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

A.                                    PREFERRED STOCK.

1.                                      Terms Applicable to the Class A Preferred Stock.

1.1                               Dividends.  Holders of shares of Class A Preferred Stock are not entitled to receive any dividends with respect to such shares.

1.2                               Liquidation.  Subject to the rights of the holders of Class E Preferred Stock and Class C Preferred Stock and any other class or series of capital stock of the Corporation ranking on liquidation senior to the Class A Preferred Stock:

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereinafter referred to as a “Liquidation”), the holders of Class A Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Class A Junior Stock, an amount in cash equal to $1,000.00 per share of Class A Preferred Stock (the “Class A Preference Amount”), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Class A Preferred Stock, plus the applicable Class A Accrued Preference Amount (as so adjusted, the “Class A Liquidation Value”), and the holders of Class A Preferred Stock will not be entitled to any further payment.  If, upon any Liquidation, and after the Corporation has satisfied all obligations to pay any preferential amounts due to the holders of Class E Preferred Stock and Class C Preferred Stock as provided for in this Article Fourth, the Corporation’s assets to be distributed among the holders of the Class A Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Class A Liquidation Value of the Class A Preferred Stock held by each such holder.

(b)                                 Upon and after any Liquidation, unless and until the holders of each share of Class A Preferred Stock receives payment in full of the Class A Liquidation Value on such share of Class A Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of Class A Junior Stock.  Upon and after any Liquidation, after the payment in full of all preferential amounts required to be paid to the holders of Class E Preferred Stock, Class C Preferred Stock and Class A Preferred Stock as provided for in this Article Fourth, the holders of Common Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

1.3                               Voting Rights.

(a)                                 General.  Except as otherwise provided in subsection (b) of this Section 1.3, or as otherwise required by law, the holders of Class A Preferred Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

(b)                                 No Amendment, Alteration or Repeal.  The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Class A Preferred Stock so as to materially adversely affect the Class A Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Class A

Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

1.4                               Redemptions. Subject to the rights of the holders of Class E Preferred Stock, Class C Preferred Stock and any other class or series of capital stock of the Corporation ranking on liquidation senior to the Class A Preferred Stock:

(a)                                 Mandatory Redemption. Subject to the provisions of subsection (d) of this Section 1.4, the Corporation will, upon the occurrence of any Disposition Event, redeem at the closing thereof all of the Class A Preferred Stock then outstanding unless, in the case of such Disposition Event, the holders of a majority of the outstanding shares of Class A Preferred Stock advise the Corporation in writing prior to the Disposition Event that they do not wish to be redeemed in connection with such Disposition Event, in which case no shares of Class A Preferred Stock shall be redeemed in connection with such Disposition Event.

(b)                                 Optional Redemptions.  Subject to the provisions of subsection (d) of this Section 1.4, the Corporation may at any time or from time to time redeem all or any portion of the Class A Preferred Stock then outstanding.  Any such redemption shall be made pro rata to all holders of Class A Preferred Stock on the basis of the aggregate Class A Liquidation Value of shares of Class A Preferred Stock owned by each such holder.

(c)                                  [Reserved]

(d)                                 Contractual Prohibitions.  Notwithstanding any other provision herein to the contrary, no redemption of any shares of Class A Preferred Stock shall be made by the Corporation at any time when such redemption would be prohibited by the terms of any Debt Document.

(e)                                  Notice of Redemption.  The Corporation shall provide written notice of any optional redemption of Class A Preferred Stock or any event giving rise to the mandatory redemption of Class A Preferred Stock pursuant to this Section 1.4 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Class A Preferred Stock to be redeemed at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made. If less than all the shares of Class A Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Class A Preferred Stock which are to be redeemed.  Upon mailing any such notice of redemption, the Corporation will become obligated, to the extent permitted by law, to redeem at the time of redemption specified therein all shares of each class of Class A Preferred Stock specified therein.

(f)                                   Redemption Price and Priority of Payment.  Subject to the redemption rights of holders of Class E Preferred Stock and Class C Preferred Stock as provided for in this Article Fourth, for each share of Class A Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Class A Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share of Class A Preferred Stock), in immediately available funds, an amount equal to the Class A Liquidation Value thereof.  If the funds of the Corporation legally available for redemption of shares of Class A Preferred Stock on any Class A Redemption Date are insufficient to redeem the total number of shares of Class A Preferred Stock to be redeemed on such date, those funds which are legally available will, subject to the redemption rights of holders of Class E Preferred Stock and Class C Preferred Stock, be used to redeem the maximum possible number of shares of Class A Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Class A Liquidation Value of such shares held by each such holder.  At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Class A Redemption Date, but which it has not redeemed.  In case fewer than the total number of shares of Class A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Class A Preferred Stock.

(g)                                  Effect of Redemption. From and after the date on which the Class A Liquidation Value of a share of Class A Preferred Stock is paid, all rights of the holder of such share of Class A Preferred Stock will cease, and such share of Class A Preferred Stock will be deemed not to be outstanding.

(h)                                 Payments on Class A Junior Stock.  If and so long as there are any shares of Class A Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 1.4, until the Corporation has redeemed all of such shares of Class A Preferred Stock and any and all shares of Class E Preferred Stock and Class C Preferred Stock as provided for in this Article Fourth, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of Class A Junior Stock.

2.                                      Terms Applicable to the Class C Preferred Stock.

2.1                               Dividends.  Holders of shares of Class C Preferred Stock are not entitled to receive any dividends with respect to such shares.

2.2                               Liquidation.  Subject to the rights of the holders of Class E Preferred Stock and any other class or series of capital stock of the Corporation ranking on liquidation senior to the Class C Preferred Stock:

(a)                                 Upon any Liquidation, the holders of Class C Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Class A Stock, an amount in cash equal to $1,000.00 per share of Class C Preferred Stock (the “Class C Preference Amount”), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Class C Preferred Stock, plus the applicable Class C Accrued Preference Amount (as so adjusted, the “Class C Liquidation Value”), and the holders of Class C Preferred Stock will not be entitled to any further payment.  If, upon any Liquidation, and after the Corporation has satisfied all obligations to pay any preferential amounts due to the holders of Class E Preferred Stock as provided for in this Article Fourth, the Corporation’s assets to be distributed among the holders of the Class C Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Class C Liquidation Value of the Class C Preferred Stock held by each such holder.

(b)                                 Upon and after any Liquidation, unless and until the holders of each share of Class C Preferred Stock receives payment in full of the Class C Liquidation Value on such share of Class C Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of Class A Stock and Class A Junior Stock.  Upon and after any Liquidation, after the payment in full of all preferential amounts required to be paid to the holders of Class E Preferred Stock, Class C Preferred Stock and Class A Preferred Stock as provided for in this Article Fourth, the holders of Common Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

2.3                               Voting Rights.

(a)                                 General.  Except as otherwise provided in subsection (b) of this Section 2.3, or as otherwise required by law, the holders of Class C Preferred Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

(b)                                 No Amendment, Alteration or Repeal.  The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Class C Preferred Stock so as to materially adversely affect the Class C Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Class C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

2.4                               Redemptions.  Subject to the rights of the holders of Class E Preferred Stock and any other class or series of capital stock of the Corporation ranking on liquidation senior to the Class C Preferred Stock:

(a)                                 Mandatory Redemption.  Subject to the provisions of subsection (d) of this Section 2.4, the Corporation will, upon the occurrence of any Disposition Event, redeem at the closing thereof all of the Class C Preferred Stock then outstanding unless, in the case of such Disposition Event, the holders of a majority of the outstanding shares of Class C Preferred Stock advise the Corporation in writing prior to the Disposition Event that they do not wish to be redeemed in connection with such Disposition Event, in which case no shares of Class C Preferred Stock shall be redeemed in connection with such Disposition Event.

(b)                                 Optional Redemptions.  Subject to the provisions of subsection (d) of this Section 2.4, the Corporation may at any time or from time to time redeem all or any portion of the Class C Preferred Stock then outstanding.  Any such redemption shall be made pro rata to all holders of Class C Preferred Stock on the basis of the aggregate Class C Liquidation Value of shares of Class C Preferred Stock owned by each such holder.

(c)                                  [Reserved]

(d)                                 Contractual Prohibitions.  Notwithstanding any other provision herein to the contrary, no redemption of any shares of Class C Preferred Stock shall be made by the Corporation at any time when such redemption would be prohibited by the terms of any Debt Document.

(e)                                  Notice of Redemption. The Corporation shall provide written notice of any optional redemption of Class C Preferred Stock or any event giving rise to the mandatory redemption of Class C Preferred Stock pursuant to this Section 2.4 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Class C Preferred Stock to be redeemed at the address for such holder fast shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made.  If less than all the shares of Class C Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Class C Preferred Stock which are to be redeemed.  Upon mailing any such notice of redemption, the Corporation will become obligated, to the extent permitted by law, to redeem at the time of redemption specified therein all shares of each series of Class C Preferred Stock specified therein.

(f)                                   Redemption Price and Priority of Payment.  Subject to the redemption rights of holders of Class E Preferred Stock as provided for in this Article Fourth, for each share of Class C Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Class C Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share of Class C Preferred Stock), in immediately available funds, an amount equal to the Class C Liquidation Value thereof.  If the funds of the Corporation legally available for redemption of shares of Class C Preferred Stock on any Class C Redemption Date are insufficient to redeem the total number of shares of Class C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Class C Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Class C Liquidation Value of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class C Preferred Stock, such funds will, subject to the redemption rights of holders of Class E Preferred Stock, immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Class C Redemption Date, but which it has not redeemed.  In case fewer than the total number of shares of Class C Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Class C Preferred Stock.

(g)                                  Effect of Redemption. From and after the date on which the Class C Liquidation Value of a share of Class C Preferred Stock is paid, all rights of the holder of such share of Class C Preferred Stock will cease, and such share of Class C Preferred Stock will be deemed not to be outstanding.

(h)                                 Payments of Class A Stock. If and so long as there are any shares of Class C Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 2.4, until the Corporation has redeemed all of such shares of Class C Preferred Stock and any and all shares of Class E Preferred Stock as provided for in this Article Fourth, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to any shares of Class A Stock.

3.                                      Terms Applicable to the Class E Preferred Stock.

3.1                               Dividends.  Holders of shares of Class E Preferred Stock are not entitled to receive any dividends with respect to such shares.

3.2                               Liquidation.  Subject to the rights of any class or series of capital stock of the corporation ranking on liquidation senior to the Class E Preferred Stock:

(a)                                 Upon any Liquidation, the holders of Class E Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Common Stock, Class A Preferred Stock, Class C Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Class E Preferred Stock, an amount in cash equal to $1,100.00 per share of Class E Preferred Stock (the “Class E Preference Amount”), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Class E Preferred Stock, plus the applicable Class E Accrued Preference Amount (as so adjusted, the “Class E Liquidation Value”), and the holders of Class E Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation’s assets to be distributed among the holders of the Class E Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Class E Liquidation Value of the Class E Preferred Stock held by each such holder.

(b)                                 Upon and after any Liquidation, unless and until the holders of each share of Class E Preferred Stock receives payment in full of the Class E Liquidation Value on such share of Class E Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any shares of Common Stock, Class A Preferred Stock, Class C Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Class E Preferred Stock.  Upon and after any Liquidation, after the payment in full of all preferential amounts required to be paid to the holders of Class E Preferred Stock, Class C Preferred Stock and Class A Preferred Stock as provided for in this Article Fourth, the holders of Common Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

3.3                               Voting Rights.

(a)                                 General.  Except as otherwise provided in subsection (b) of this Section 3.3, or as otherwise required by law, the holders of Class E Preferred Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

(b)                                 No Amendment, Alteration or Repeal.  The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Class E Preferred Stock so as to materially adversely affect the Class E Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Class E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

3.4                               Redemptions.  Subject to the rights of any class or series of capital stock of the Corporation ranking on liquidation senior to the Class E Preferred Stock:

(a)                                 Mandatory Redemption.  Subject to the provisions of subsection (d) of this Section 3.4, the Corporation will, upon the occurrence of any Disposition Event, redeem at the closing thereof all of the Class E Preferred Stock then outstanding unless, in the case of such Disposition Event, the holders of a majority of the outstanding shares of Class E Preferred Stock advise the Corporation in writing prior to the Disposition Event that they do not wish to be redeemed in connection with such Disposition Event, in which case no shares of Class E Preferred Stock shall be redeemed in connection with such Disposition Event.

(b)                                 Optional Redemptions.  Subject to the provisions of subsection (d) of this Section 3.4, the Corporation may at any time or from time to time redeem all or any portion of the Class E Preferred Stock then outstanding.  Any such redemption shall be made pro rata to all holders of Class E Preferred Stock on the basis of the aggregate Class E Liquidation Value of shares of Class E Preferred Stock owned by each such holder.

(c)                                  [Reserved]

(d)                                 Contractual Prohibitions.  Notwithstanding any other provision herein to the contrary, no redemption of any shares of Class E Preferred Stock shall be made by the Corporation at any time when such redemption would be prohibited by the terms of any Debt Document.

(e)                                  Notice of Redemption. The Corporation shall provide written notice of any optional redemption of Class E Preferred Stock or any event giving rise to the mandatory redemption of Class E Preferred Stock pursuant to this Section 3.4 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Class E Preferred Stock to be redeemed at the address for such holder fast shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made.  If less than all the shares of Class E Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Class E Preferred Stock which are to be redeemed.  Upon mailing any such notice of redemption, the Corporation will become obligated, to the extent permitted by law, to redeem at the time of redemption specified therein all shares of Class E Preferred Stock specified therein.

(f)                                   Redemption Price and Priority of Payment.  For each share of Class E Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable

Class E Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share of Class E Preferred Stock), in immediately available funds, an amount equal to the Class E Liquidation Value thereof.  If the funds of the Corporation legally available for redemption of shares of Class E Preferred Stock on any Class E Redemption Date are insufficient to redeem the total number of shares of Class E Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Class E Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Class E Liquidation Value of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class E Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Class E Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Class E Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Class E Preferred Stock.

(g)                                  Effect of Redemption. From and after the date on which the Class E Liquidation Value of a share of Class E Preferred Stock is paid, all rights of the holder of such share of Class E Preferred Stock will cease, and such share of Class E Preferred Stock will be deemed not to be outstanding.

(h)                                 Payments of Class A Stock and Class C Preferred Stock. If and so long as there are any shares of Class E Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 3.4, until the Corporation has redeemed all of such shares of Class E Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to any shares of Class A Preferred Stock, Class C Preferred Stock or Class A Stock.

B.                                    COMMON STOCK.

1.                                      Terms Applicable to Common Stock.

1.1                               Dividend and Other Rights of Common Stock.

(a)                                 Ratable Treatment.  Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.  Except for (i) any repurchases of Common Stock pursuant to any Management Repurchase Agreement which are made in accordance with the terms thereof and (ii) any repurchases of Common Stock or warrants therefor pursuant to the Debt Documents which are made in accordance with the terms thereof, the Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A

Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

(b)                                 Dividends.  Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon a Liquidation of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

1.2                               Voting Rights of Common Stock.

(a)                                 Class A Common Stock.  Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

(b)                                 Class B Common Stock.  Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

C.                                    PROVISIONS OF COMMON APPLICATION.

1.                                      Registration of Transfer.  The Corporation will keep at its principal office or at the office of its legal counsel a register for the registration of all classes or series of Preferred Stock and all classes or series of Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock represented by the surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.  The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Preferred Stock or Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

2.                                      Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares and class of Preferred Stock or number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

3.                                      Notices.  Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient (a) in the case of any stockholder of the Corporation, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in a writing delivered to the Corporation by any such holder); and (b) in the case of the Corporation, at its principal office.  Any such notice shall be effective (i) if delivered personally, when received; (ii) if sent by overnight courier, when receipted for; and (iii) if mailed, three (3) days after being mailed as described above.

4.                                      Amendments.  No amendment, modification or waiver of any provision of this Article Fourth that adversely affects the rights of the holder of one particular Class (as hereinafter defined) of the Corporation’s capital stock in a manner different from the rights of the holders of any of the other Classes of the Corporation’s capital stock shall be effective against the holder of such adversely affected Class unless approved in writing, or by affirmative vote, by the holders of at least a majority of the then outstanding shares of capital stock of such adversely affected Class.  As used in this Section 4, the term “Class” shall mean any of the following taken individually:  Class A Common Stock, Class B Common Stock, Class A Preferred Stock, Class C Preferred Stock and Class E Preferred Stock.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)                                 The election of directors need not be written ballot.

(b)                                 The Board of Directors shall have the power and authority:

(1)                                 to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

(2)                                 subject to any provision of the bylaws, to determine whether, to what extent, at that times and places and under what conditions and regulations the accounts, books and papers of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the bylaws or by the Board of Directors.

SIXTH:

A.                                    LIMITATION OF DIRECTOR LIABILITY.

To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors, no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or amendment of this Section A of this Article Sixth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section A of this Article Sixth will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

B.                                    INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1.                                      To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding.  The right to indemnification conferred by this Section B of this Article Sixth shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section B of this Article Sixth or otherwise.  The rights to indemnification and advancement of expenses conferred by this Section B of this Article Sixth shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing provisions of this Section B of this Article Sixth, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

2.                                      The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section B of this Article Sixth shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

3.                                      Any repeal or amendment of this Section B of this Article Sixth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section B of this Article Sixth, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

4.                                      This Section B of this Article Sixth shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

SEVENTH:                                 In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors shall have the power to adopt, amend, alter or repeal the bylaws of the Corporation.  The bylaws also may be adopted, amended, altered or repealed by the stockholders.

EIGHTH:                                          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in Article Sixth, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

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